UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2012

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) amended the compensation of the Company’s Chief Executive Officer and Chief Financial Officer for fiscal 2012 and 2013 by eliminating their participation in the Employee Incentive Plan for those years and awarding them performance-based restricted stock units (PRSUs). The PRSUs will vest 50 percent annually on January 31, 2013 and January 31, 2014, based on the attainment of certain financial targets and the executive’s continued employment on those dates. After the first six-months of 2012, one-quarter of the total award is eligible for accelerated vesting on July 31, 2012, based on the attainment of certain financial targets at that time. If this accelerated vesting occurs, the vested shares will be deducted from the annual vesting calculation to determine any additional shares vesting on January 31, 2013. The remaining 50 percent of the award will vest on January 31, 2014, based on the attainment of certain financial targets and the executive’s continued employment on that date. Unvested shares at the end of each year will be forfeited.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2012	SPANSION INC.

	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Senior Vice President, General Counsel